Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Commerce Bancshares, Inc:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/KPMG LLP
KPMG LLP
Kansas City, Missouri
February 25, 2013